EXHIBIT 99.1

Shutterstock Reports Second Quarter 2018 Financial Results
Announces Special Dividend of $3.00 Per Share

New York, NY - August 1, 2018 - Shutterstock, Inc. (NYSE: SSTK) (the “Company”), a leading global technology company offering high-quality assets, tools and services through its creative platform, today announced financial results for the second quarter ended June 30, 2018.
Commenting on the Company’s performance, founder and CEO Jon Oringer said “We continued to see strong results as we closed out the first half of the year, including an acceleration of our organic revenue growth and improvements in cost management as compared to both the prior year and the first quarter of this year. The investments we have made in our technology and product offerings over the past several years are yielding promising operational and financial returns. We are especially pleased to see a return to double-digit growth in our e-commerce sales channel with the second quarter delivering the strongest growth in that channel since the fourth quarter of 2015. We are focused on continuing to execute on our key strategic initiatives and to improve efficiency of operating costs, which we expect will result in sustained growth and improved profitability.
“This quarter we also celebrated the fifteenth anniversary of the Company. Since the launch of Shutterstock, more than 450,000 photographers, artists and designers have become contributors to our platform, and those contributors have earned nearly $650 million from their content being licensed. We continue to work to drive sustained customer and contributor engagement by focusing on enhancing and improving our technologies and products to put the right content and workflow tools in the hands of our customers today and in the future.”
Highlights of Second Quarter 2018 compared to Second Quarter 2017:
Key Operating Metrics

•	Paid downloads increased 5.9% to 45.2 million.

•	Revenue per download increased 11.8% to $3.41.

•	Image collection expanded 41.0% to 204.2 million images.

•	Video collection expanded 43.9% to 10.9 million clips.

Financial Highlights

•	Revenue increased 16.9% to $156.6 million. Excluding the revenue from Webdam (which was divested in the first quarter of 2018), revenue increased 20.2%.

•	Income from operations increased 71.2% to $5.6 million.

•	Net loss on a reported basis was $0.3 million, which includes a charge of $4.8 million relating to the impairment of our long-term investment in SilverHub Media (“SHM”).

•	Adjusted EBITDA increased 31.1% to $24.0 million.

•	Diluted EPS was a loss of $0.01 per share, which includes a loss of $0.14 per diluted share relating to the impairment of our long-term investment in SHM.

SECOND QUARTER RESULTS
Revenue
Revenue of $156.6 million for the second quarter of 2018 increased $22.6 million, or 16.9%, as compared to the second quarter of 2017, driven by the expansion of our product offerings to better meet the needs of our e-commerce customer base and increased activity by our enterprise customers. These factors also drove an 11.8% increase in revenue per download. Excluding the impact of foreign currency movements, revenue growth on a constant currency basis was approximately 14.4% in the second quarter of 2018, as compared to the second quarter of 2017. Excluding the impact from Webdam, which we sold in the first quarter of 2018, revenue growth was approximately 20.2% in the second quarter of 2018, as compared to the second quarter of 2017.
Revenue generated through our e-commerce platform increased approximately 11.6% as compared to the second quarter of 2017, to $91.7 million, representing 58.6% of total revenue in the second quarter of 2018. Revenue from enterprise customers increased approximately 34.9% as compared to 2017, to $64.9 million, representing 41.4% of total revenue in the second quarter of 2018.
Income from Operations
Income from operations of $5.6 million for the second quarter of 2018 increased $2.3 million, or 71%, as compared to the second quarter of 2017. Growth in income from operations was driven primarily by growth in revenues, partially offset by growth in operating expenses, which increased $20.2 million, or 15% as compared to the second quarter of 2017. Expense growth was primarily due to increased expenditures for royalties, compensation, sales and marketing and costs associated with our product development enhancements, including depreciation.
Net Loss
Net loss was $0.3 million, or $0.01 per diluted share, for the second quarter of 2018 as compared with net income of $3.1 million, or $0.09 per diluted share, in the second quarter of 2017. This loss is due primarily to a loss of approximately $4.8 million, or $0.14 per diluted share, net of tax, related to the impairment of our long-term investment in SHM during the quarter.
Adjusted EBITDA
Adjusted EBITDA of $24.0 million for the second quarter of 2018 increased $5.7 million, or 31%, as compared to the second quarter of 2017 driven primarily by strong revenue growth and cost management improvements. We define adjusted EBITDA as net income adjusted for foreign currency transaction gains and losses, expenses related to long-term incentives and contingent consideration related to acquisitions, impairment charges related to our long-term investment in SHM, interest income and expense, income taxes, depreciation, amortization, non-cash equity-based compensation, and the gain on Sale of Webdam.
Adjusted Net Income
Adjusted net income was $10.7 million, or $0.30 per diluted share, for the second quarter of 2018 as compared to $8.3 million, or $0.24 per diluted share, in the second quarter of 2017. We define adjusted net income as net income excluding the impact of one-time tax charges related to the enactment of the Tax Cuts and Jobs Act (“TCJA”), non-cash equity-based compensation, amortization of acquisition-related intangible assets, expenses related to long-term incentives and contingent consideration related to acquisitions, charges related to the impairment of our long-term investment in SHM, the gain on Sale of Webdam, and the estimated tax impact of such adjustments.
LIQUIDITY
Our cash and cash equivalents increased by $36.4 million to $289.8 million at June 30, 2018, as compared with $253.4 million at December 31, 2017. This increase reflects approximately $38.0 million of net cash generated by our operations and approximately $42.4 million of net proceeds to date from the Sale of Webdam, which were partially offset by approximately $23.1 million of capital expenditures and our $15.0 million long-term investment in ZCool Network Technology Limited, our exclusive distributor of creative content in China. We had a net tax refund of $0.1 million in the six months ended June 30, 2018, compared to cash taxes paid of $3.3 million in the 2017 period.
Free cash flow was $8.2 million in the second quarter of 2018, a decrease of $1.9 million from the second quarter of 2017. This change was primarily driven by decreased cash from operations, which was partially offset by decreases in capital expenditures and cash used to acquire content. Free cash flow is defined as cash provided by operating activities adjusted for capital expenditures and content acquisition.
STOCK REPURCHASE PROGRAM
During the second quarter of 2018, we did not repurchase shares of our stock pursuant to our existing stock repurchase program. From the inception of this program through June 30, 2018, we have repurchased 2.6 million shares of our stock for a total of $100.0 million under the stock repurchase program at an average per-share price of $39.09. As of June 30, 2018, there remains $100 million available for purchases under our share repurchase program.

The stock repurchase program, which commenced in November 2015, authorizes the Company to purchase shares from time to time through open market purchases or privately negotiated transactions at prevailing prices as permitted by securities laws and other legal requirements. The timing and amount of any future share repurchases will be determined by our management based on its evaluation of market conditions and other factors. The repurchase program may be modified, suspended or discontinued at any time.

OPERATING METRICS

	Three Months Ended June 30,
	2018	2017
	(in millions, except revenue per download)
Number of paid downloads	45.2	42.7
Revenue per download (1)	$3.41	$3.05
Content in our collection (end of period)(2):
Images	204.2	144.7
Videos	10.9	7.6
_______________________________________________________________________________________________________________________
(1)  Revenue per download metric excludes the impact of revenue not associated with stock content downloads.
(2) Represents images (photographs, vectors and illustrations) and video clips available on shutterstock.com at the end of the period. We exclude certain content available to customers, including custom content and content that may be licensed for editorial use only.
ANNOUNCEMENT OF SPECIAL DIVIDEND
Today, the Board of Directors declared a special cash dividend of $3.00 per share. Commenting on the announcement, COO and CFO Steven Berns said, “We are pleased to announce that our Board of Directors has declared a special one-time cash dividend in the amount of $3.00 per share. Our liquidity strategy has been to maintain a strong target cash position that enables us to fund operations while also providing us with the flexibility to consider a variety of operational and strategic growth opportunities, to maximize stockholder returns. As a result of our strong operating cash flows, proceeds from the Sale of Webdam, and other factors favorably impacting our cash position, our Board of Directors believes that declaring this special dividend is consistent with our strategy of maximizing stockholder returns while allowing us to maintain a capital structure to fund our operations and growth initiatives. We will continue to evaluate the appropriate use of cash generated in our business to maximize returns for stockholders.”
The dividend will be payable on August 29, 2018, to stockholders of record at the close of business on August 15, 2018. The aggregate payment to be made in connection with this dividend will be approximately $105.0 million.
FINANCIAL OUTLOOK
The Company’s current expectations for the full year 2018, excluding the contribution of Webdam, remain unchanged as follows:

•	Revenue of $625 - $635 million, representing growth of approximately 15% - 17%.

•	Adjusted EBITDA of $105 - $110 million, representing growth of approximately 19% - 25%.

•	Income from Operations of $30 - $35 million.

•	Non-cash equity-based compensation expense of approximately $28 million.

•	Capital expenditures, including capitalized labor, of approximately $48 million.

•	Effective tax rate in mid-20’s%.

NON-GAAP FINANCIAL MEASURES
In addition to reporting results in accordance with United States generally accepted accounting principles (GAAP), Shutterstock also refers to adjusted EBITDA, adjusted net income, revenue growth on a constant currency basis, revenue excluding the impact of Webdam, adjusted EBITDA margin and free cash flow. Shutterstock defines adjusted EBITDA as net income adjusted for foreign currency transaction gains and losses, expenses related to long-term incentives and contingent consideration related to acquisitions, interest income and expense, income taxes, depreciation, amortization, disposals, non-cash equity-based compensation, impairment charges related to long-term investments and the gain on the Sale of Webdam; adjusted net income as net income excluding the impact of one-time tax charges related to the enactment of the Tax Cuts and Jobs Act (“TCJA”), the impact of non-cash equity-based compensation, the amortization of acquisition-related intangible assets, impairment charges related to long-term investments, the gain on the Sale of Webdam and expenses related to long-term incentives and contingent consideration related to acquisitions and the estimated tax impact of such adjustments; revenue growth on a constant currency basis (expressed as a percentage) as the increase in current period revenues over prior period revenues, utilizing fixed exchange rates for translating foreign currency revenues for both periods; revenue excluding the impact of Webdam as total Company revenue for each period presented, less the amount of revenue generated by the Webdam business during that period; adjusted EBITDA margin (expressed as a percentage) as the ratio of adjusted EBITDA to revenue; and free cash flow as cash provided by/(used in) operating activities adjusted for capital expenditures and content acquisition. These figures have not been calculated in accordance with GAAP and should be considered in addition to results prepared in accordance with GAAP and should not be considered as a substitute for, or superior to, GAAP results. We caution investors that non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly-titled measures presented by other companies.
Management believes that adjusted EBITDA, adjusted net income, revenue excluding the impact of Webdam, revenue growth on a constant currency basis and adjusted EBITDA margin are useful to investors to provide them with disclosures of Shutterstock’s operating results on the same basis as that used by management. Additionally, management believes that adjusted EBITDA and adjusted net income provide useful information to investors about the performance of the Company’s overall business because such measures eliminate the effects of unusual or other infrequent charges that are not directly attributable to Shutterstock’s underlying operating performance; with respect to revenue growth on a constant currency basis, this provides useful information to investors by eliminating the effect of foreign currency fluctuations that are not directly attributable to Shutterstock’s business; and with respect to revenue excluding the impact of Webdam, provides useful information to investors by eliminating the impact of a historical revenue source that is not part of our current business. Additionally, management believes that providing these non-GAAP financial measures enhances the comparability for investors in assessing Shutterstock’s financial reporting. Management believes that free cash flow is useful for investors because it provides them with an important perspective on the cash available for strategic measures, after making necessary capital investments in property and equipment to support the Company’s ongoing business operations, and provides them with the same measures that management uses as the basis for making resource allocation decisions.
Shutterstock’s management also uses the non-GAAP financial measures adjusted EBITDA, adjusted net income, revenue excluding the impact of Webdam, revenue growth on a constant currency basis, adjusted EBITDA margin and free cash flow, in conjunction with GAAP financial measures, as an integral part of managing the business and to: (i) monitor and evaluate the performance of Shutterstock’s business operations, financial performance and overall liquidity; (ii) facilitate management’s internal comparisons of the historical operating performance of its business operations; (iii) facilitate management’s external comparisons of the results of its overall business to the historical operating performance of other companies that may have different capital structures and debt levels; (iv) review and assess the operating performance of Shutterstock’s management team and, together with other operational objectives, as a measure in evaluating employee compensation and bonuses; (v) analyze and evaluate financial and strategic planning decisions regarding future operating investments; and (vi) plan for and prepare future annual operating budgets and determine appropriate levels of operating investments.
A reconciliation of the differences between adjusted EBITDA, adjusted net income, revenue excluding the impact of Webdam and free cash flow, and the most comparable financial measure calculated and presented in accordance with GAAP, is presented under the heading “Reconciliation of Non-GAAP Financial Information to GAAP” immediately following the Consolidated Balance Sheets. We do not provide a reconciliation of adjusted EBITDA guidance to net income guidance, as the impact of net non-operating foreign currency exchange gains or losses which are excluded from adjusted EBITDA is inherently uncertain and difficult to estimate and is unavailable without unreasonable efforts. In addition, we believe such reconciliations would imply a degree of precision that would be confusing or misleading to investors.
EARNINGS TELECONFERENCE INFORMATION
The Company will discuss its second quarter financial results during a teleconference today, August 1, 2018, at 8:30 AM ET.  The conference call can be accessed in the U.S. at (844) 634-1442 or outside the U.S. at (615) 247-0239 with the conference ID# 2699431.  A live audio webcast of the call will also be available simultaneously at http://investor.shutterstock.com.

Following completion of the call, a recorded replay of the webcast will be available in the investor relations section of Shutterstock’s website. A telephone replay of the call will also be available until August 8, 2018 in the U.S. at (855) 859-2056 or outside the U.S. at (404) 537-3406 with the conference ID# 2699431.
Additional investor information can be accessed at http://investor.shutterstock.com.
ABOUT SHUTTERSTOCK
Shutterstock, Inc. (NYSE: SSTK), directly and through its group subsidiaries, is a leading global provider of high-quality licensed photographs, vectors, illustrations, videos and music to businesses, marketing agencies and media organizations around the world. Working with its growing community of over 450,000 contributors, Shutterstock adds hundreds of thousands of images each week, and currently has more than 200 million images and more than 10 million video clips available.
Headquartered in New York City, Shutterstock has offices around the world and customers in more than 150 countries. The company also owns Bigstock, a value-oriented stock media agency; Shutterstock Custom, a custom content creation platform; Offset, a high-end image collection; PremiumBeat, a curated royalty-free music library and Rex Features, a premier source of editorial images for the world’s media.
For more information, please visit www.shutterstock.com and follow Shutterstock on Twitter and on Facebook.

FORWARD-LOOKING STATEMENTS
Statements in this press release regarding management’s future expectations, predictions, beliefs, goals, intentions, plans, prospects or strategies, including statements regarding Shutterstock’s future financial and operating performance on both a GAAP and non-GAAP basis, statements regarding Shutterstock’s future growth, profitability and cash flow such as Shutterstock’s expectations regarding financial outlook, future growth and profitability and Shutterstock’s strategy of maximizing stockholder returns may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are subject to known and unknown risks, uncertainties and other factors including risks related to any unforeseen changes to or the effects on liabilities, financial condition, future capital expenditures, revenue, expenses, net income or loss, synergies and future prospects; our inability to continue to attract and retain customers and contributors to our online marketplace for creative content; competitive factors; our inability to innovate technologically or develop, market and offer new products and services; unforeseen costs related to infringement claims, indemnification claims and the inability to prevent misuse of our digital content; our inability to increase market awareness of Shutterstock and our products and services; our inability to effectively manage our growth; our inability to grow at historic growth rates or at all; technological interruptions that impair access to our websites; assertions by third parties of infringement of intellectual property rights by Shutterstock, our inability to effectively manage risks associated with operating internationally; our exposure to foreign exchange rate risk; our inability to address risks associated with sales to large corporate customers; government regulation of the internet; increasing regulation related to the handling of personal data; actions by governments to restrict access to our products and services; our inability to effectively expand our operations into new products, services and technologies; our inability to protect the confidential information of customers; increased tax liabilities associated with our worldwide operations, including our exposure to withholding, sales and transaction tax liabilities; the effect of the TCJA; general economic and political conditions worldwide; our inability to successfully integrate acquisitions and the associated technology and achieve operational efficiencies; and other factors and risks discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as well as in other documents that may be filed by Shutterstock from time to time with the Securities and Exchange Commission.  As a result of such risks, uncertainties and factors, Shutterstock’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. The forward-looking statements contained in this press release are made only as of this date and Shutterstock assumes no obligation to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by law.

Media Contact:	Investor Contact:
Siobhan Aalders	Amy Behrman
917-563-4991	832-414-4929
press@shutterstock.com	ir@shutterstock.com

Shutterstock, Inc.
Consolidated Statements of Operations
(In thousands, except for per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017

Revenue	$156,584	$133,995	$309,603	$264,219

Operating expenses:
Cost of revenue	67,891	57,289	132,381	109,700
Sales and marketing	42,018	37,109	82,386	69,612
Product development	16,728	12,892	33,176	23,936
General and administrative	24,322	23,420	51,546	47,383
Total operating expenses	150,959	130,710	299,489	250,631
Income from operations	5,625	3,285	10,114	13,588
Gain on Sale of Webdam	—	—	38,613	—
Other income (expense), net	(7,019)	1,510	(6,217)	1,965
(Loss)/income before income taxes	(1,394)	4,795	42,510	15,553
(Benefit)/provision for income taxes	(1,140)	1,729	10,183	5,884
Net (loss)/income	$(254)	$3,066	$32,327	$9,669

Earnings per share
Basic	$(0.01)	$0.09	$0.93	$0.28
Diluted	$(0.01)	$0.09	$0.91	$0.27

Weighted average common shares outstanding:
Basic	34,913	34,581	34,849	34,589
Diluted	34,913	35,250	35,343	35,421

Shutterstock, Inc.
Consolidated Balance Sheets
(In thousands, except par value amount)
(Unaudited)

	June 30, 2018	December 31, 2017

ASSETS
Current assets:
Cash and cash equivalents	$289,841	$253,428
Accounts receivable, net	44,729	49,932
Prepaid expenses and other current assets	27,322	37,109
Total current assets	361,892	340,469
Property and equipment, net	84,693	85,698
Intangibles assets, net	30,259	34,197
Goodwill	87,995	98,654
Deferred tax assets, net	10,356	9,761
Other assets	18,060	8,997
Total assets	$593,255	$577,776

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,607	$7,160
Accrued expenses	46,341	58,734
Contributor royalties payable	23,306	20,088
Deferred revenue	139,879	157,803
Other liabilities	1,871	1,957
Total current liabilities	216,004	245,742
Deferred tax liability, net	—	1,486
Other non-current liabilities	18,338	15,963
Total liabilities	234,342	263,191
Commitment and contingencies
Stockholders’ equity:
Common stock, $0.01 par value; 200,000 shares authorized; 37,510 and 37,270 shares issued and 34,952 and 34,712 shares outstanding as of June 30, 2018 and December 31, 2017, respectively	375	373
Treasury stock, at cost; 2,558 shares as of June 30, 2018 and December 31, 2017	(100,027)	(100,027)
Additional paid-in capital	281,579	272,657
Accumulated other comprehensive loss	(6,663)	(3,557)
Retained earnings	183,649	145,139
Total stockholders’ equity	358,913	314,585
Total liabilities and stockholders’ equity	$593,255	$577,776

Shutterstock, Inc.
Reconciliation of Non-GAAP Financial Information to GAAP
(In thousands, except per share information)
(Unaudited)
Adjusted EBITDA, adjusted net income and free cash flow are not financial measures under United States generally accepted accounting principles (GAAP). Such non-GAAP financial measures should not be construed as alternatives to any other measures of performance determined in accordance with GAAP. We caution investors that non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly-titled measures presented by other companies.

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net (loss)/income	$(254)	$3,066	$32,327	$9,669
Add/(less):
Depreciation and amortization	11,284	7,765	22,227	14,721
Non-cash equity-based compensation	6,429	7,287	12,035	13,243
Other adjustments, net (1)	7,721	(1,510)	7,954	(1,965)
Provision for income taxes	(1,140)	1,729	10,183	5,884
Gain on Sale of Webdam	$—	$—	$(38,613)	$—
Adjusted EBITDA	$24,040	$18,337	$46,113	$41,552

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net (loss)/income	$(254)	$3,066	$32,327	$9,669
Add/(less):
Non-cash equity-based compensation	6,429	7,287	12,035	13,243
Tax effect of non-cash equity-based compensation (2)	(1,464)	(2,679)	(2,740)	(4,868)
Acquisition-related amortization expense	932	1,054	2,018	2,076
Tax effect of acquisition-related amortization expense (2)	(212)	(388)	(459)	(764)
Acquisition-related long-term incentives and contingent consideration	702	—	1,737	—
Tax effect of acquisition-related long-term incentives and contingent consideration	(160)	—	(434)	—
Gain on Sale of Webdam	—	—	(38,613)	—
Tax effect of gain on Sale of Webdam	—	—	10,733	—
Impairment of long-term investment asset	5,881	—	5,881	—
Tax effect of impairment of long-term investment asset	(1,117)	—	(1,117)	—
Adjusted net income	$10,737	$8,340	$21,368	$19,356
Adjusted net income per diluted common share	$0.30	$0.24	$0.60	$0.55

Weighted average diluted shares	35,368	35,250	35,343	35,421

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net cash provided by operating activities	$16,929	$23,220	$38,023	$40,405
Capital expenditures	(8,076)	(12,303)	(23,051)	(25,769)
Content acquisition	(607)	(798)	(1,242)	(1,551)
Free cash flow	$8,246	$10,119	$13,730	$13,085

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Total Revenues	$156,584	$133,995	$309,603	$264,219
Less: Revenue from the Webdam business(3)	—	(3,737)	(2,711)	(7,196)
Revenue excluding the impact of Webdam	$156,584	$130,258	$306,892	$257,023

_______________________________________________________________________________________________________________________

(1)
Included in other adjustments, net is foreign currency transaction gains and losses, impairment of long-term investments, expenses related to long-term incentives and contingent consideration related to acquisitions, and interest income and expense.

(2)	Estimated tax effect of adjusted net income adjustments reflects the consolidated blended tax rate as applied to the taxable portion of the adjustment.

(3)
On February 26, 2018, the Company completed a sale transaction, pursuant to which the buyer in the transaction acquired certain assets and assumed certain contracts and liabilities which constituted the Company’s digital asset management business (the “Sale of Webdam”). 2018 amounts include revenue earned during the period from January 1, 2018 through February 26, 2018.

Shutterstock, Inc.
Supplemental Financial Data
(Unaudited)

Historical Operating Metrics

	Three Months Ended
	6/30/18	3/31/18	12/31/17	9/30/17	6/30/17	3/31/17	12/31/16	9/30/16	6/30/16
	(in millions, except revenue per download)
Number of paid downloads	45.2	43.7	43.9	41.9	42.7	43.5	42.1	41.2	43.4
Revenue per download (1)	$3.41	$3.40	$3.33	$3.23	$3.05	$2.91	$3.01	$2.91	$2.81
Content in collection (end of period): (2)
Images	204.2	186.9	170.1	155.8	144.7	132.0	116.2	102.7	92.1
Videos	10.9	9.9	9.1	8.3	7.6	6.9	6.2	5.4	4.9

Historical Revenue by Sales Channel(3)(4)

	Three Months Ended
	6/30/18	3/31/18	12/31/17	9/30/17	6/30/17	3/31/17	12/31/16	9/30/16	6/30/16
	(in millions)
E-Commerce	$91.7	$89.7	$87.8	$81.8	$82.2	$80.6	$81.4	$78.1	$81.4
Enterprise	64.9	60.6	59.3	55.1	48.1	46.2	45.4	42.1	40.5
Webdam(5)	—	2.7	4.7	4.2	3.7	3.5	3.3	2.9	2.5
Total Revenue	$156.6	$153.0	$151.8	$141.1	$134.0	$130.2	$130.2	$123.1	$124.4

_______________________________________________________________________________________________________________________

(1)	Revenue per download metric excludes the impact of revenue not associated with stock content downloads.

(2)
Images (photographs, vectors and illustrations) and video clips available on shutterstock.com at the end of the period. We exclude certain content available to customers, including custom content and content that may be licensed for editorial use only.

(3)
Effective January 1, 2018 we adopted Accounting Standard Update 2014-09 using the modified retrospective approach. Historical revenue totals reflect those previously reported and have not been restated.

(4)	Certain amounts in the table may not foot due to rounding

(5)	On February 26, 2018, the Company the Sale of Webdam. 2018 amounts include revenue earned during the period from January 1, 2018 through February 26, 2018.